Exhibit 10.7

[Translation for informational purposes only]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Execution Version

[TO BE RATIFIED BEFORE A MEXICAN NOTARY PUBLIC AND

REGISTERED IN THE RUG AND RAM].

NON-POSSESORY PLEDGE AGREEMENT dated as of November 14, 2024 (as the same may be amended, in whole or in part, supplemented or otherwise restated from time to time, the “Agreement”), by and among:

(a)  Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), Aerovías de México, S.A. de C.V. (“Aerovías”), Aerolitoral, S.A. de C.V. (“Aerolitoral”), Aerovías Empresa de Cargo, S.A. de C.V. (“Aerovías de Cargo”) and PLM Premier, S.A.P.I. de C.V. (“PLM Premier”), as pledgors (each of them a pledgee, each, in such capacity, a “Pledgor” and, collectively, the “Pledgors”), and

(b)  UMB Bank, National Association, in its capacity as Collateral Agent (as such term is defined below), on behalf of and for the benefit of the Secured Parties (as such term is defined below), as pledgee (in such capacity, together with its successors and assigns, the “Pledgee”, and jointly and severally with the Pledgors the “Parties”), subject to the following Recitals, Representations and Clauses.

Recitals

I.  Defined Terms. The terms with initial capital letters used in this Agreement and not expressly defined herein shall have the meaning attributed to them in Clause First of this Agreement or, alternatively, the meaning established for such term or its respective translation in the Indenture (as such term is defined below), as the case may be.

II.  Note Issuance Documents. On November 14, 2024, the Pledgors and the Secured Parties (as such term is defined below), represented herein by the Pledgee, entered into the Note Issuance Documents (as such term is defined below), pursuant to which GAM issued senior secured notes in two series, due 2029 (the “2029 Notes”) and due 2031 (the “2031 Notes”, the 2031 Notes, together with the 2029 Notes (the “Notes”), in an aggregate principal amount of US$1,110,000,000,000 (one billion one hundred and ten million Dollars, legal currency in the United States of America) (the “Note Issuance”), consisting of an aggregate principal amount of US$500,000,000,000 (five hundred million Dollars, legal currency in the United States of America) of the 2029 Notes and in aggregate principal amount of US$610,000,000 (six hundred ten million Dollars, legal currency in the United States of America) of the 2031 Notes.

III.  Indenture. On the same date, GAM subscribed the “Indenture” (as such term is defined below) by means of which the issuance of the Notes was agreed.

IV.  Collateral Agent. Pursuant to the Indenture, UMB Bank, National Association, serves as Collateral Agent for the benefit of the Secured Parties referred to in the Indenture (in such capacity, together with their successors and assignees in such capacity, the “Collateral Agent”).

V.  The Pledgors enter into this Agreement in order to grant to the Pledgee, for the benefit of the Secured Parties (as such term is defined below), a Collateral over the Pledged Assets to secure the due and timely payment, performance and satisfaction of each and every one of the Secured Obligations of the Notes.

Representations

I.   The Pledgors hereby jointly and severally state, through their respective attorneys-in-fact and under oath, that as of this date:

(a)

each Pledgor is a variable capital corporation (sociedad anónima de capital variable) (except for GAM, which is a public corporation with variable capital (sociedad anónima bursátil de capital variable) and PLM Premier, which is an investment promotion corporation with variable capital (sociedad promotora de inversion de capital variable)) duly incorporated and validly existing under the laws of Mexico, as evidenced, respectively, by the public deeds listed opposite their names in Exhibit “A” to this Agreement;

(b)

each Pledgor has full legal capacity and sufficient authorities, as well as the necessary authorizations (corporate, statutory and of any nature), to validly enter into, comply with and carry out this Agreement and the obligations arising hereunder;

(c)

there are no proceedings initiated by the Pledgors and, to the best of its knowledge and belief, there are no proceedings initiated by third parties against the Pledgors seeking reorganization, receivership, bankruptcy, dissolution or liquidation of the Pledgors or which have or may have a material and adverse effect on their financial or legal condition (except for those facts disclosed in the Offering Memorandum and the Note Purchase Agreement);

(d)

the Pledgors are the sole and lawful owners and beneficiaries, and have rightful title, to the Pledged Assets, as applicable, and each Pledgor is in good standing in compliance with any and all of its legal obligations and requirements arising out of or relating to its respective Pledged Assets;

(e)

the Pledged Assets are free and clear of any Liens (except for permitted Liens under the Indenture), conditions, limitations or restrictions on title or any other options or preemptive rights of any nature, including without limitation, rights of first refusal or rights of first refusal and other rights of third parties;

(f)

none of the Pledged Assets is subject to any covenant, agreement, contract or other document pursuant to which (a) any third party is granted (x) any option or right of any nature whatsoever to use, enjoy, possess, acquire or otherwise lease the Pledged Assets or any part thereof and/or (y) any option or right to manage or otherwise control the Pledged Assets or any part thereof; or (b) any Lien on, assignment, transfer, conveyance, use or exercise of such Pledged Assets or any part thereof, or the rights derived therefrom, is in any way restricted or prohibited, except for the restrictions provided in this Indenture and the other Note Issuance Documents or the execution of this Collateral;

(g)

neither the current bylaws of the Pledgors, nor any of the agreements to which any Pledgor is a party as of the date hereof, include any provision that may restrict the Pledgee’s capacity and/or rights to execute and/or dispose of the Pledged Assets pursuant to the provisions of this Agreement (except for restrictions to dispose of the rights to use airport infrastructure for certain assigned landing and take-off times (slots) at Mexico City International Airport, expressly provided for in the General Guidelines for the Allocation of Landing and Takeoff Schedules at Airports under Saturation Conditions (Bases Generales para la Asignación de Horarios de Aterrizaje y Despegue en Aeropuertos en Condiciones de Saturación) published by the General Directorate of Civil Aeronautics (Dirección General de Aeronáutica Civil) in the DOF on September 29, 2017;

(h)

Pledged Assets comprise: (a) all Accounts Receivable; (b) all Inventory; (c) all Equipment; (d) all Intangibles; (e) all Instruments, (f) all proceeds resulting from the sale or other disposition of all or part of the ordinary course of the Pledged Debtors from the operation of the Mexican Route Network (Red Mexicana de Rutas); and (g) all proceeds and/or income derived from any and all of the aforementioned concepts, including without limitation, income derived from insurance, which in accordance with Article 354 of the General Law of Credit Instruments and Operations (Ley General de Títulos y Operaciones de Crédito ) (the “Law”), include all personal property owned by the Pledgors for the performance of their predominant activity, it being understood, however, that the Pledged Assets do not include the Excluded Assets;

(i)

the Pledged Assets are insured in accordance with the terms of and comply with all requirements set forth in the Note Issuance Documents, and the Pledgors have timely and fully paid all insurance premiums and other payments due and payable in connection with such insurance policies, and such insurance policies are in full force and effect as of the date hereof;

(j)

the Pledged Assets and its use and operation are, and will continue to be during the term of this Agreement, in compliance with all applicable Legal Requirements, except to the extent that it could not reasonably be expected to cause a Material Adverse Event;

(k)

all authorizations, licenses, permits and certificates required under applicable Legal Requirements have been duly and validly obtained and paid in full by the Pledgors in accordance with applicable laws and regulations, except to the extent that they could not reasonably be expected to cause a material adverse event, and are and will continue to be in full force and effect during the term of this Agreement;

(l)

no Pledgor requires any authorization or approval or the giving of any notice (except for those authorizations and approvals which have been duly and validly obtained prior to the execution of this Agreement and are in full force and effect, and for those notices which have been duly given prior to the execution of this Agreement) for (i) the execution, performance and enforcement of this Agreement in accordance with its terms, or (ii) to grant, perfect and maintain a perfected first priority and perfected pledge of the Pledged Assets, or to perform or satisfy a pledge of the Pledged Assets, (ii) to grant, perfect and maintain a first priority pledge of the Pledged Assets, or to perform or satisfy its obligations under this Agreement, which obligations are legal, valid and enforceable against each Pledgor in accordance with their respective terms;

(m)

as of the day of execution of this Agreement there is no and, to the best knowledge and belief of each Pledgor after due inquiry, there is no threat that it will be commenced (except for those facts disclosed in the Offering Memorandum and the Note Purchase Agreement), any action, suit, claim, requirement or proceeding before any court, Governmental Authority, arbitrator, arbitration panel or jurisdictional entity against any Pledgor, which affects or may affect (i) the Pledged Assets or any part thereof; (ii) the legality, validity or enforceability of this Agreement (including its execution), the Collateral created hereunder and/or any of the obligations of any of the Pledgors arising out of or relating to this Agreement; and/or (iii) the rightful and valid ownership, rights and title of the Pledgors with respect to their respective Pledged Assets, and/or the right of the Pledgee to enforce the Pledged Collateral;

(n)

the execution and performance of this Agreement is within the corporate purpose of each Pledgor and does not contravene or constitute a breach of (i) any provision of the existing articles of incorporation, charter, operating agreement, shareholders’ agreement or any other charter or partnership document of the Pledgors; (ii) any contract, covenant, agreement, license, resolution or order to which any of the Pledgors is a party or to which any of the Pledgors or their respective assets (other than the Pledged Assets) are subject, or (iii) any law, regulation, circular, order or decree of any Governmental Authority;

(o)

the individuals executing this Agreement on behalf of and in representation of each Pledgor have all the necessary powers and authorities, as well as authorizations (corporate, statutory or otherwise) to validly execute this Agreement on behalf of and in representation of each Pledgor and to validly bind each such Pledgor in accordance with the terms hereof, as evidenced by the public deeds listed in Exhibit “A” to this Agreement, and such powers, authorities and authorizations are in full force and effect as of this date and have not been revoked, amended or otherwise limited in any manner;

(p)

it is the intention and will of each Pledgor to enter into this Agreement and grant an unconditional and irrevocable first priority non-possessory pledge of the Pledged Assets in favor of the Pledgee, for the benefit of the Secured Parties, to irrevocably guarantee the due and timely payment, performance and satisfaction of each and every one of the Secured Obligations;

(q)	each Pledgor has received or will receive direct or indirect benefits from the Note Issuance by entering into and delivering this Indenture and any other Note Issuance Document to which it is a party;

(r)

by entering into this Agreement, each Pledgor acknowledges the legal capacity and authority of the Pledgee to act as Collateral Agent for the benefit of the Secured Parties in accordance with the terms of the Note Issuance Documents.

(s)

each Pledgor acknowledges and agrees that (i) the truth and accuracy of its representations included in this Agreement, and (ii) the validity and enforceability of this Agreement and the first-priority pledge of the Pledged Assets created hereunder, are a determining factor in the willingness of the Secured Parties to purchase the Notes and of the Pledgor and the Secured Parties to enter into the Note Issuance Documents.

(t)	there has been no mistake, fraud, fraudulent misrepresentation, bad faith or coercion in the execution of this Agreement; and

(u)

this Agreement and the Collateral granted hereunder constitute, in favor of the Pledgee, for the benefit of the Secured Parties, a legal, effective, valid and enforceable pledge over the Pledged Assets.

II.	The Pledgee hereby states, through its legal representatives, that:

(a)	is a National Association organized and validly existing under the laws of the United States of America; and

(b)

the individual executing this Agreement on its behalf has all necessary powers and authorities to validly execute this Agreement on its behalf and to validly bind it under the terms hereof, and such powers, authorities and corporate authority have not been revoked, amended or limited in any manner.

IN VIEW OF THE ABOVE, based on the foregoing Recitals and Representations, the Parties grant the following:

Clauses

First. Certain Defined Terms

(a)  As used in this Agreement and its Exhibits, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

“Pledgee” has the meaning ascribed to it in the foreword to this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “B”, entered into on November 14, 2024 by, among others, (i) GAM, as issuer; (ii) certain subsidiaries of GAM, as guarantors; (iii) The Bank of New York Mellon, as trustee, registrar, transfer agent and principal paying agent; and (iv) UMB Bank, National Association, as Collateral Agent as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Aerolitoral” has the meaning ascribed to it in the foreword to this Agreement.

“Aerovías” has the meaning ascribed to it in the foreword to this Agreement.

“Aerovías de Cargo” has the meaning ascribed to it in the foreword to this Agreement.

“Collateral Agent” has the meaning ascribed to it in Recital IV of this Agreement.

“Governmental Authority” means with respect to any Person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or relating to, the government (whether such authority is recognized as a de jure government or is a de facto government) with respect to such Person, including, as the case may be, any supranational body such as the European Union or the European Central Bank.

“Excluded Assets” means a joint reference to the Existing Encumbered Assets and the Encumbered Assets, as well as any other property that may not be subject to lien pursuant to applicable law, rule, contract or regulation (including any requirement to obtain consent, after using commercially reasonable efforts to obtain such consent) of any governmental agency (other than any authorization from the Mexican Federal Civil Aviation Agency (Agencia Federal de Aviación Civil Mexicana) with respect to the granting of mortgages or pledges on aircraft) or any third party (including the General Guidelines for the Allocation of Landing and Takeoff Schedules at Airports under Saturation Conditions (Bases Generales para la Asignación de Horarios de Aterrizaje y Despegue en Aeropuertos en Condiciones de Saturación) published by the General Directorate of Civil Aeronautics (Dirección General de Aeronáutica Civil) in the DOF on September 29, 2017, unless such consent has been obtained), or restrictions derived from an agreement (including federal concessions) existing as of the date hereof; provided, further, that at all times, GAM shall retain the right to assume, reject or abandon aircraft leases, in the ordinary course of its business. Likewise, it also means: (i) all and any present or future rights of Aerovías, as successor of Inmobiliaria Paseo de la Reforma 445, S.A. de C.V., in the applicable capacity, whether as settlor and as trustee under Master Trust number 2414/2017 (as the same may be or may have been amended, whether in whole or in part, supplemented or otherwise restated from time to time, the “Torre Aeroméxico Trust”), as well as any other present and future trustee rights, settlors, reversionary rights, economic rights, corporate rights and benefits of Aerovías with respect to, in connection with, or derived from the Torre Aeroméxico Trust; (ii) any and all rights arising from the (a) Co-Branded Card Program Agreement entered into on February 23, 2016 among Aerovías, PLM Premier, Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, and Santander Consumo, S.A. de C.V., SOFOM, E.R., Grupo Financiero Santander México (as the same may be amended from time to time; (b) the American Express Co-Branded Card Program Agreement, entered into on October 17, 2016 among American Express Company México, S.A. de C.V., Aerovías, and PLM Premier (as the same may be amended from time to time); and (c) any other current or future contracts, covenants, agreements, transactions or commitments with respect to co-branded credit cards, including any card marketing agreement or card network agreement, to the extent that the consent of a third party is required in order for rights pertaining thereto to be pledged; (iii) any cash, cash equivalents and cash, any deposit accounts, any accounts receivable and records of accounts receivable, excluding Accounts Receivable, as well as any expressly excluded accounts and assets (including aircraft, engines, spare parts and other equipment) for which GAM or any of its subsidiaries (in its reasonable judgment) intends to finance through a Sale and Lease Back transaction within 120 days after the acquisition or purchase of such assets pursuant to the terms of the Indenture of the Notes; and (iv) Shares representative of the capital stock of AM DL MRO JV, S.A.P.I., de C.V., owned by GAM.

“Encumbered Assets” means any part of the Collateral (as such term is defined in the Note Issue Documents), excluding the Excluded Assets, pledged, encumbered or otherwise granted as security, whether on this date or at any time thereafter, in favor of or for the benefit of the Collateral Agent and/or the Secured Parties pursuant to the Collateral Documents, including, without limitation, the personal property of the Pledgors described in Exhibit “C-2” hereto.

“Existing Encumbered Assets” means the personal property of each Pledgor described in Schedule “C-1” for so long as the same remains encumbered by the Liens described in such Schedule “C-1”.

“Pledged Assets” means all of the following generically described personal property pledged by the Pledgors in favor of the Pledgee, wherever located, currently owned by any of the Pledgors, or acquired by any of the Pledgors or arising in the future: (a) all Accounts Receivable; (b) all Inventory; (c) all Equipment; (d) all Intangibles; (e) all Instruments, (f) all proceeds resulting from the sale or other disposition of all or part of the ordinary course of the Pledgors’ operation of the Mexican Route Network; and (h) all proceeds and/or income derived from each and every one of the aforementioned concepts, including without limitation, all benefits or resources derived from the exploitation of copyrights and related rights, as well as indemnities payable by any third party or any Governmental Authority in the event of expropriation or revocation of such assets, whether by acts of third parties or by acts of government and income derived from insurance; which, in accordance with the provisions of Article 354 of the Law, include all personal property used by the Pledgors to carry out their principal activity, including, without limitation, all the assets listed in Article 355 of the Law; it being understood, however, that the Pledged Assets do not include the Excluded Assets.

“Note Purchase Agreement” or “Purchase Agreement” means the purchase and sale agreement entered into on October 28, 2024 among GAM, the Guarantors and the Initial Purchasers (as such term is defined in the Note Purchase Agreement).

“Commercial Code” means the Mexican Commercial Code (Código de Comercio).

“Agreement” means this Non-Possessory Pledge Agreement, as amended, whether in whole or in part, supplemented or otherwise restated from time to time.

“Accounts Receivable” means and includes solely and exclusively all receivables or instruments of the Pledgors, currently owned by such Pledgors or acquired by them in the future, which are related to and/or derived from GAM’s frequent flyer program, which are described in “Exhibit “D” to this Agreement.

“Pledgors” has the meaning ascribed to it in the foreword to this Agreement.

“Business Day” means any day except Saturday, Sunday and any day on which banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation or decree to remain closed.

“Collateral Documents” means the joint reference to this Agreement, any and all contracts, documents or instruments which are “Collateral Documents” in terms of the Indenture and any and all agreements, documents or instruments, present or future, relating thereto or otherwise constituting or perfecting a security interest or Lien in favor of the Pledgee on any Pledged Assets (Collateral, as defined in the Note Issuance Documents), in each case, (y) together with all documents, schedules and exhibits derived therefrom or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Note Issuance Documents” means the joint reference to the Indenture, the Offering Memorandum, the Note Purchase Agreement, the Notes and the Collateral Documents (including this Agreement), in each case, (y) together with all documents, schedules and exhibits derived therefrom or in connection therewith, and (z) as amended, whether in whole or in part, added to or otherwise amended from time to time.

“Dollars” or “US$” means the legal currency in the United States of America.

“Equipment” means all equipment, accessories and improvements of each Pledgor, now owned by such Pledgor or hereafter acquired by such Pledgor, wherever located, including, without limitation, all aircraft engines, all machinery, furniture, furnishings leasehold improvements, computer equipment, books and records, books and records, motor vehicles, cranes, floating inventory, dies, molds and tools used in or useful to the operation of each Pledgor’s business, including, without limitation, the aircraft engines listed on Schedule “E”.

“Event of Default” has the meaning ascribed to the term “Event of Default” in the Note Issuance Documents.

“Trustee” has the meaning ascribed to the term “Trustee” in the Indenture and the other Note Issuance Documents.

“GAM” has the meaning ascribed to it in the foreword to this Agreement.

“Guarantors” means the joint reference to Aerolitoral, Aerovías, PLM Premier and Aerovías de Cargo, in their capacity as guarantors under the Note Issuance Documents.

“Pledged Collateral” has the meaning set forth in Clause Second of this Agreement.

“Collateral” has the meaning ascribed to the term “Collateral” in the Indenture and the other Note Issuance Documents.

“Lien” means, with respect to any property or asset, any mortgage (statutory or otherwise), pledge, lien, attachment, charge, charge, security interest, assignment or other encumbrance, preference, priority or preferential agreement or encumbrance of any kind, including any security trust, with respect to such property or asset or upon the income, (i) any security interest in any right to participate in any way in the income, profits, revenues, royalties, rents or other gains of any kind whatsoever derived from or attributable to such property or assets or rights which may arise therefrom; (ii) any acquisition, option or right to acquire such property or assets, including any conditional sale or other reservation of title covenant or agreement; and (iii) any agreement to create or grant any of the foregoing.

“Default” means any event or situation which constitutes an Event of Default or which, by notice, by lapse of time, or both, unless effectively remedied or waived, may constitute an Event of Default.

“Instruments” means all certificated and uncertificated instruments, credit instruments, securities, participation, securities accounts, commodity agreements and commodity accounts, including without limitation, instruments and letters of credit documenting, representing, arising out of or existing in respect of, relating to, securing or otherwise supporting payment of any Accounts Receivable, whether currently owned by the Pledgors (or any of them) or which the Pledgors (or any of them) currently own or which the Pledgors (or any of them) currently own, in connection with, securing or otherwise supporting the payment of any Receivables, whether now owned by the Pledgors (or any of them) or hereafter acquired by the Pledgors, any rights in connection with the conduct of their respective businesses and/or used or arising out of their overriding business, including.

“Intangibles” means all rights and intangibles owned by the Pledgors, currently owned by any of the Pledgors or acquired or arising in the future, including, without limitation, all royalties, tax refunds, rights to tax refunds, and any other rights of any of the Pledgors (or any of them), including, without limitation, any trust rights derived from any type of trust agreement, including, without limitation, second trust rights derived from Accounts Receivable Trusts, and the rights to use airport infrastructure for certain allocated landing and take-off times (including, without limitation, the rights to use airport infrastructure for certain allocated landing and take-off times (slots) at the Mexico City International Airport, the transfer of which is subject to express authorizations provided for in the provisions expressly set forth in the Airport Law Regulations and the General guidelines for the assignment of landing and take-off times at airports under saturation conditions (Reglamento de la Ley de Aeropuertos y las Bases generales para la asignación de horarios de aterrizaje y despegue en aeropuertos en condiciones de saturación) published on the Federal Official Gazette on September 29, 2017, as well as any goodwill inherent to any of the Pledgors with respect to the foregoing, in connection with the operation of such Pledgors’ business and/or used to carry out or arising from its preponderant activity.

“Inventory” means all inventory of the Pledgors (or any of them), now owned or hereafter acquired by them, wherever located, including, without limitation, all goods held by the Pledgors for sale or lease or furnished or to be furnished under service contracts, all goods held by them for sample or demonstration, goods held for rent or on consignment, accessories, packing and shipping materials, spare parts, replacement parts, goods returned and repossessed, all raw materials, goods in process of completion, finished goods and supplies used or consumed in the Pledgors’ business, together with all documents, deeds, receipts and certificates of deposit, pledge bonds, shipping certificates or orders for the delivery of all or any part of the foregoing goods.

“Law” has the meaning ascribed to it in Representations I, subsection (h) of this Agreement.

“Offering Memorandum” means the Offering Memorandum dated October 28, 2024, whereby GAM offers the aggregate principal amount of US$1,110’000,000 (one billion one hundred and ten million Dollars 00/100, legal currency in the United States of America) through the issuance of the Notes. A copy of which is attached hereto as Exhibit “F”.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Third of this Agreement.

“Secured Obligations” means, jointly or severally as the context may require, and without duplication, (i) any and all amounts due or payable, actual or contingent, by GAM, the Guarantors (in any capacity) or the Pledgors (in any capacity), under or in connection with the issuance of the Notes and/or the Note Issuance Documents (including the Collateral Documents), including, without limitation, interest, any fees, commissions, indemnities, costs and expenses (including, without limitation, reasonable and provable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or the Pledgors (in any capacity) pursuant to the Notes and/or the Note Issuance Documents; (ii) any and all obligations of GAM, the Guarantors (in any capacity) and/or the Pledgees (in any capacity) arising out of or relating to the Notes and/or the Note Issuance Documents; and (iii) any and all obligations of any of the Pledgees arising out or relating to this Agreement.

“Parties” has the meaning ascribed to it in the foreword to this Agreement.

“Secured Parties” means the joint reference to the Holders of the Notes, the Trustee, the Registrar, the Transfer Agent, the Principal Paying Agent and the Collateral Agent, as well as any other Person that is a “Secured Party” in terms of the Indenture.

“Person” means any individual, legal entity, corporation (including business trust), limited liability company, joint stock company, trust, joint venture or any other entity, or Governmental Authority.

“PLM Premier” has the meaning ascribed to such term in the foreword to this Agreement.

“RAM” means the Mexican Aeronautical Registry (Registro Aeronáutico Mexicano).

“RUG” has the meaning ascribed to it in Clause Second of this Agreement.

“Mexican Route Network” means any and all rights to receive revenues by the Pledgors by virtue of the exploitation of any concession, permit or authorization granted in their favor by the Ministry of Infrastructure, Communications and Transportation (Secretaría de Infraestructura, Comunicaciones y Transportes) pursuant to the Civil Aviation Law (Ley de Aviación Civil), for the use and exploitation of airways for the provision of air transportation services; it being understood, however, for purposes of clarity, that no pledge of any Federal Concessions (or rights over Federal concessions) granted by the Mexican Federal Civil Aviation Agency (Agencia Mexicana Federal de Aviación Civil) is or will ever be granted (nor will it be understood that any such pledge is or will be granted) without the prior consent of such authority pursuant to the provisions of Article 15 of the Civil Aviation Law (Ley de Aviación Civil).

“Legal Requirements” means any and all applicable laws, regulations, rules, provisions, codes, decrees, orders, conditions, restrictions and other legal requirements, issued or promulgated by any Governmental Authority, whether federal, state and/or municipal, relating to or applicable to the Pledged Assets (or any part thereof), including, without limitation, the design, use, operation and maintenance of the Pledged Assets (or any part thereof), as such requirements may be modified, either in whole or in part, added to, substituted for or otherwise amended from time to time.

“Sale and Lease Back Transaction” has the meaning ascribed to the term “Sale and Lease Back Transaction” in the Indenture.

“Permitted Transfer” has the meaning ascribed to it in paragraph (a) of Clause Fifth of this Agreement.

(b)  Interpretation. The terms defined in this Clause First shall apply to both the singular and plural forms of such terms. When the context so requires, any pronoun shall include the corresponding masculine, feminine or neutral form. Except as otherwise expressly provided herein, the words “herein,” “hereof,” “hereunder,” “hereunder,” “further hereunder” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, sections, paragraphs, subparagraphs, subparagraphs and Exhibits refer to Clauses, sections, paragraphs, subparagraphs, subparagraphs and Exhibits of this Agreement, unless the context otherwise requires. As used in this Agreement or in any certificate or document executed pursuant to this Agreement, (i) the words “include”, “include” and “including” shall be construed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, assume liability in connection with, or permit to exist (and the words “incurred” and “incur” shall have correlative meanings), (iii) “asset”, “asset” and/or “property” shall be construed to have the same meaning and effect and to refer to any and all assets, assets, rights and property, tangible and intangible, including cash, shares and/or interests representing the capital stock of any corporation, securities, income, accounts, leasehold and contractual rights, (iv) except as otherwise expressly provided, references to any contract, agreement or instrument include reference to such contract, agreement or instrument, agreement or instrument, as the same may be amended, supplemented or otherwise restated from time to time, and (v) references to any statute, law or regulation shall be construed to include amendments thereto from time to time or any law or regulation replacing the same.

Second. Pledge; Constitution of the Pledge

(a)  Pursuant to Title Two, Chapter IV, Section Seven of the Law, the Pledgors hereby grant an unconditional and irrevocable first-priority and irrevocable non-possessory pledge in favor of and for the benefit of the Secured Parties acting through Pledgee (the “Pledged Collateral”) over and in respect of their respective Pledged Assets (including, without limitation, each of the properties described in paragraphs II, III, IV and V of Article 355 of the Law), which are currently owned by the Pledgors (or any of them) or which the Pledgors (or any of them) acquire in the future, or over which any of the Pledgor have or in the future acquire any right or interest, regardless of their location, and with all that in fact and by law corresponds to them, with the exception of the Excluded Assets, in order to unconditionally and irrevocably guarantee the due and timely performance, payment and satisfaction at maturity (whether at their scheduled maturity, for early maturity or for any other reason) of each and every one of the Secured Obligations.

(b)  In order to perfect the Pledged Collateral on the Pledged Assets in accordance with the provisions of Articles 365, 366 and 367 of the Law, (i) ratify this Agreement before a Mexican notary public and (ii) have said notary public register the respective public instrument in the Sole Registry of Movable Guarantees (Registro Único de Garantías Mobiliarias) (the “RUG”) within 5 (five) business days following the date of execution of this Agreement, and deliver to the Pledgee a copy of the electronic registration ballots issued by the RUG, documenting said registration. For such purposes, the Pledgors and the Pledgee hereby and as of this moment authorize and instruct the notary public before whom this Agreement is ratified, to register the same with the RUG no later than the aforementioned date. The Pledgors agree to (i) provide to the notary public before whom this Agreement is ratified, the amounts necessary, if any, to cover the fees of such notary public and any notary fees, duties, taxes, contributions or other amounts related to the registration of this Agreement in the RUG; and (ii) cooperate with the Pledgee and/or the corresponding notary public and sign all the documents that the Pledgee and/or such notary public may require, so that any of them may carry out any procedure or act related to the foregoing.

(c)  The Pledgors hereby agree and undertake to (i) as soon as practicable, but in any event within 3 (three) Business Days after the date of execution of this Agreement, file this Agreement with the RAM (together with a list of the aircraft engines in respect of which the Pledgors or any of them have legal ownership and/or title as of such date (including those described in Exhibit “F”), for registration with the RAM, as well as provide Pledgee with written evidence of such filing, and (ii) deliver to Pledgee, as soon as practicable, but in any event within 5 (five) Business Days following the date on which this Agreement has been duly registered and the date of obtaining the updated registration certificates issued by RAM, a copy of such registration and such certificates evidencing the notation of this Pledged Collateral with respect to the applicable aircraft engines; provided, however, that if the Pledgors (or any of them) acquire any aircraft engines after this date, the Pledgors shall (i) as soon as practicable, but in any event within 3 (three) Business Days after the date on which the relevant Pledgor acquires ownership and/or title to such aircraft engines (unless the Pledgors reasonably intend such aircraft engines to be part of or subject to a Sale and Lease Back Transaction, in which case they shall so notify the Pledgee under the terms and conditions of the Indenture), file this Agreement with the RAM (together with a list of such aircraft engines), for registration, as well as provide the Pledgee with written evidence of such filing; and (ii) deliver to the Pledgee, as soon as practicable, but in any event within 5 (five) Business Days following the date on which such additional collateral has been duly registered and the date of obtaining the updated registration certificates issued by RAM, a copy of such registration and such certificates, showing the notation of this Pledged Collateral in respect of the relevant Aircraft Engines.

(d)  In addition, the Pledgors hereby covenant and agree that they shall (i) as soon as practicable, but in any event within 3 (three) Business Days after the date of execution of this Agreement, file this Agreement for registration with or in any filing office, institution or Governmental Authority (other than the RUG and the RAM), with respect to which registration shall be governed by the provisions of paragraphs (b) and (c) above, filing office, institution or Governmental Authority (other than the RUG and the RAM, in respect of which registration therein shall be governed by the provisions of paragraphs (b) and (c) above), as the case may be, having regard to the nature and Legal Requirements of the relevant Pledged Assets; and (ii) deliver to the Pledgee, as soon as practicable but in any event within 5 (five) Business Days after the date of execution of this Agreement, evidence of the registrations or notations made by the registries, institutions or other Governmental Authorities described in (i) of this paragraph (d); provided, however, that the Pledgors shall not be liable (and, therefore, there shall be no breach of their obligations in such case) with respect to any delay in the registration process, which is attributable to the applicable Governmental Authority, to the extent that such Pledgors have diligently taken all actions and efforts necessary to expedite such registration process, and continue to diligently follow up the registration of the Pledged Collateral, and the Pledgee is informed in a timely manner and in writing by the Pledgors of any delays, as well as of all acts performed by the Pledgors for such purposes.

(e)  The Pledgors hereby irrevocably authorize the Pledgee to (i) in its sole discretion; (ii) without notice to the Pledgors; (iii) at the Pledgors’ sole cost and expense; and (iv) without any liability to Pledgee, file and execute any notice, filing or instrument in or before any registry, office or registry office, institution or Governmental Authority, as Pledgee may deem appropriate in order to perfect or protect the Pledged Collateral.

(f)  The Pledgors agree and undertake to, on this date, (I) grant in favor of the Pledgee, in a public deed before a Mexican notary public, a special irrevocable power-of-attorney in terms of the form attached hereto as Exhibit “G”, in order to in the name and on behalf of the Pledgors or otherwise, the Pledgee may carry out (a) all actions described in this Agreement and all acts incidental thereto, as well as any actions necessary to preserve any of the Pledgor’s rights, the Pledgee may carry out (a) all the actions described in this Agreement and all acts incidental thereto, as well as any actions that may be necessary to preserve any rights of the Pledgee and/or the Secured Parties with respect to the Pledged Assets (or any part thereof), including without limitation, in the event of the occurrence and continuance of an Event of Default, instructing all counterparties of the Pledgors with respect to any and all Accounts Receivable to pay and deposit all amounts payable to any Pledgor directly to the Pledgee in the accounts designated by such Pledgee, and to receive such amounts and deposits and apply them to the payment of the Secured Obligations as provided in the Note Issuance Documents; and (b) all such acts as may be necessary to, and to execute, acknowledge and/or deliver any and all acts, documents, deeds, assignments, pledge agreements, security agreements, and other documents required to (i) perfect, assign, transfer, protect, confirm and/or maintain the Pledged Collateral granted under this Agreement, as well as the rights, actions and remedies of the Pledgee and the Secured Parties hereunder, and/or (ii) to carry out the intent or facilitate the performance of the terms of this Agreement and to enable the Pledgee and the Secured Parties to exercise their respective rights, remedies and remedies under this Agreement and/or applicable law, and/or (iii) to register this Agreement and/or any transaction contemplated hereby (including, without limitation, the Pledged Collateral), in or before all necessary or applicable registries, offices or filing offices, institutions or Governmental Authorities; as well as to (iv) demand payment of, collect, demand payment of, recover, accrue, combine, receive and grant and issue letters of payment and receipts for amounts due and to become due under or in respect of the Pledged Assets; and/or (v) receive, endorse and collect any certificates of credit or certificates of deposit, assignments, verifications and notices in connection with the Receivables and other documents relating to the Pledged Assets; and/or (vi) receive, endorse and collect any and all instruments derived from any Accounts Receivable that are payable to any Pledgor; and (II) deliver to the Pledgee an original testimony of the public deed evidencing such power-of-attorney.

(g)  The Pledgors shall pay all reasonable and documented fees, notarial expenses, duties, taxes, contributions, as well as any other amounts necessary to fulfill their obligations under this Clause Second.

Third. Term; Continuance of Pledged Collateral. The Pledged Collateral shall be continuing and (i) shall remain in full force and effect until all Secured Obligations and any and all other amounts (other than amounts arising from indemnification obligations in respect of which no claim has been initiated) due under the Note Issuance Documents have been duly and legally satisfied, fulfilled, paid and irrevocably discharged in full to the satisfaction of the Pledgee and there is no outstanding commitment on the part of GAM, the Guarantors (in any capacity) or the Pledgors (in any capacity) that could rise Secured Obligations; (ii) shall be binding upon the Pledgors and their respective successors in title and permitted assigns; and (iii) shall inure to the benefit of and be enforceable by the Pledgee and the Secured Parties, and their respective successors in title and assigns; provided, however, that in the event of the conveyance of any Pledged Assets pursuant to a Permitted Transfer under the terms and subject to the conditions of Fifth Clause, the Pledged Collateral in the Pledged Assets conveyed shall automatically cease and be released. As soon as reasonably practicable, but in any event within 10 (ten) Business Days after all Secured Obligations (other than amounts arising from indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irrevocably discharged in full to the satisfaction of the Pledgee and there are no outstanding commitments on the part of GAM, the Guarantors (in any capacity) or the Pledgors (in any capacity) that could rise Secured Obligations (other than amounts derived from indemnification obligations in respect of which no claim has been initiated), and upon written request of the Pledgors, the Pledgor shall deliver to the Pledgors a notice of termination substantially in terms of the form attached hereto as Exhibit “H” (the “Termination Notice”). Only upon delivery of the Termination Notice by the Pledgee to the Pledgors as contemplated in this Agreement or by termination as expressly set forth in the Indenture shall this Agreement terminate and the Pledged Collateral shall cease, terminate and be released. The Pledgors shall be responsible for the payment of any costs, expenses, fees, royalties, commissions and fees, including reasonable and documented fees and disbursements of legal counsel to the Pledgee and the Secured Parties, arising out of or related to the termination, release and/or cancellation of the PledgedCollateral.

The Parties agree and acknowledge that the Pledged Collateral is indivisible and that the Pledged Assets guarantee the satisfaction, performance and payment of the Secured Obligations in their entirety, without any limitation whatsoever; by virtue of the foregoing, the Pledgors hereby waive any rights, present or future, that they may have to request the partial release of the pledge under this Agreement or any other security that the Pledgors or any third party may have created, granted, acquired or designated to secure the Secured Obligations, and the Parties hereby agree that, notwithstanding the provisions of Article 349 of the Law, the Pledged Collateral granted under this Agreement shall not be reduced pursuant to the provisions of such article.

For purposes of Article 33 Bis of the Public Registry of Commerce Regulations (Reglamento del Registro Público de Comercio), the Pledgors acknowledge that the pledge created under this Agreement covers any increase in the amounts of the Secured Obligations; therefore, the Parties agree that it shall not be necessary to amend, supplement, or restate this Agreement or to make additional filings with the RUG or to modify the electronic registration of the pledge created under this Agreement to reflect any such increase. The RUG shall take note of this Clause in the relevant electronic registration made for this Agreement.

Four. Obligations of the Pledgors

(a)  The Pledgors jointly and severally undertake and agree that they shall, during the term of this Agreement:

i.

(i) defend, at its own cost and expense, the Pledged Assets and the right, title and interest of Pledgee and the Secured Parties in and to the Pledged Assets, from and against any actions, claims or proceedings brought by any Person (including any Person claiming an interest in respect of the Pledged Assets) other than Pledgee and/or the Secured Parties; provided, however, that Pledgee shall have the right, but not the obligation, to defend the Pledged Assets and its rights and the rights of the Secured Parties under this Agreement, in which event the Pledgors shall reimburse for the reasonable and documented costs and expenses incurred by Pledgee and/or the Secured Parties in connection with such defense, and the amount thereof shall form part of the Secured Obligations until paid in full; (ii) pay any expenses necessary for the preservation, repair, management or collection of the Pledged Assets, within the ordinary course of its operations; (iii) refrain from creating, incurring, assuming or allowing to exist any Lien, charge, option or security interest in favor of, or any claim of any Person with respect to, any of the Pledged Assets now owned by the Pledgors or hereafter acquired by the Pledgors, except for the Pledged Collateral; (iv) refrain from selling, exchanging, conveying, transferring, assigning, delivering, assigning in trust, granting in usufruct, pledging or otherwise disposing of, or granting any option with respect to, such Pledged Assets or any interest or right therein, except as permitted pursuant to paragraph (a) of Clause Fifth hereof, and except for the Pledged Collateral or as otherwise permitted by the Indenture, including the Sale and Lease Back Transactions; (v) refrain from taking any action that would in any way (x) impair the value of the Pledged Assets, or (y) limit the enforceability of the Pledgee’s security interest in the Pledged Assets, or (z) take any action the result of which would impair the enforceability of the pledge created hereunder; (vi) refrain from taking any action, outside the ordinary course of its business, that would affect the Pledged Assets; (vii) execute and deliver to Pledgee such documents in favor of Pledgee, and take any action in connection with the Pledged Collateral as Pledgee may request in order to protect and maintain the Pledged Collateral and to protect and preserve the Pledged Assets, and pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (viii) pay any and all taxes, assessments, levies and other charges of any nature whatsoever which may be assessed, levied or imposed upon or in connection with the Pledged Assets (or any part thereof);

ii.	if applicable, maintain in force any authorization or approval, whether internal or governmental, in order for the Pledged Collateral under this Agreement to be valid and enforceable;

iii.

in the event that the perfection or enforceability of the pledge created pursuant to this Agreement is affected or limited in any way, or if the Pledgee so requests in writing, with just cause, to grant a new pledge on or in relation to the Pledged Assets or, if this is not possible, on any other assets of the Pledgor that are acceptable to the Pledgee and subject to the provisions of the Indenture;

iv.	comply with, observe, maintain, renew and perform any and all Legal Requirements applicable to or in respect of the Pledged Assets;

v.	cover and pay in full all and any costs and expenses necessary or convenient for the proper conservation, repair, management and operation of all and any Pledged Assets;

vi.

use commercially reasonable efforts to maintain the Pledged Assets in good physical and operating condition and to carry out any repairs and replacements thereto in order to maintain the value and operating efficiency of the Pledged Assets, except for ordinary wear and tear;

vii.

in accordance with the provisions of Article 361 of the Law, to maintain possession of the Pledged Assets at all times; it being understood that the Pledgors shall be liable for any loss or damage suffered by the Pledgee and/or the Secured Parties in connection with the Pledged Assets, due to the negligence, willful misconduct or bad faith of any of the Pledgors;

viii.

refrain from amending the terms of any document constituting, or relating to, the Pledged Assets in any manner that would affect the performance of the Secured Obligations or that would otherwise result (or could reasonably be expected to result) in a default or conflict with the terms and conditions of the Note Issuance Documents, without the prior written consent of the Pledgee;

ix.	refrain from taking any action or permitting any Person to take or refrain from taking any action, which may impair the validity or enforceability of the Pledged Collateral created hereunder;

x.

guarantee at all times the existence and legitimacy of the Pledged Assets, until such time as the Secured Obligations have been duly and timely satisfied, paid, fulfilled and irreversibly liquidated in full, to the satisfaction of the Pledgee;

xi.

timely notify the Pledgee in writing of any circumstances which adversely affect or which the Pledgors (or any of them) reasonably believe may adversely affect the rights of the Pledgee and/or the Secured Parties under this Agreement, or of any circumstance or event which causes or may cause a material reduction in value, loss or destruction of the Pledged Assets (or any part thereof), as soon as practicable but in any event within 2 (two) Business Days after the date on which such circumstance or event occurs;

xii.

deliver to Pledgee such information as Pledgee may justifiably and reasonably require in connection with the Pledged Assets and the performance of this Agreement, as soon as practicable, but in any event within 2 (two) Business Days after the date on which any Pledgor receives such request;

xiii.	immediately notify the Pledgee in writing as to whether any Default or Event of Default has occurred;

xiv.

in the event of the occurrence of an Event of Default, at its sole cost and expense, notify all debtors under any and all Accounts Receivable owned by the Pledgors at such time, instructing such debtors to make all payments under such Accounts Receivables directly to the Pledgor’s designated bank account, and

xv.	comply with all obligations included in the Note Issuance Documents and any other related documents in accordance with the terms thereof.

(b)  The Pledgors covenant and agree that they shall protect, indemnify, reimburse, reimburse, defend and hold the Pledgee and the Secured Parties (and their respective successors, representatives and assignees) and their respective directors, directors, officers, employees attorneys-in-fact, legal counsel and agents, at the sole cost and expense of the Pledgors, harmless from and against any and all liabilities, losses, demands, suits, proceedings, penalties, judgments, judgments, Liens, assessments, claims, damages, costs, fines and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, legal counsel fees), whether known or unknown, anticipated or unanticipated, contingent or otherwise, arising out of or in connection with the Pledged Assets or any part thereof (including, without limitation, any tax contingency or liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, delivery and performance of this Agreement and any amendments thereto; (ii) the perfection and maintenance of the Pledged Collateral under this Agreement; (iii) the exercise of any of the rights arising out of or in connection with the Pledged Assets; and (iv) the exercise by Pledgee of any of its rights, actions and remedies under or pursuant to this Agreement. The indemnification obligations of the Pledgors contained in this Clause shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Assets (or any part thereof) pursuant to Clause Seventh of this Agreement or otherwise.

(c)  The Pledgors hereby expressly and irrevocably agree to maintain the Pledged Collateral in favor of the Pledgee on the totality of the Pledged Assets and hereby unconditionally, expressly and irrevocably waive any and all rights provided in Article 358 of the Law, without the prior written consent of the Pledgee.

Fifth. Pledged Assets

(a)  Use and Transfer of the Pledged Assets. Pursuant to Section 356 of the Law, and to the extent no Default or Event of Default has occurred, the Pledgors shall have the right to: (i) use the Pledged Assets in the ordinary course of their business and according to their nature; (ii) irrevocably transfer and assign the Pledged Assets or any part thereof to any banking or financial institution acting as trustee in any guarantee and/or administration and/or source of payment trust agreements, and/or any other type of Mexican trust agreement constituted for the benefit of the Pledgee or entered into pursuant to the terms of those of the Note Issuance; (iii) irrevocably transfer or irrevocably assign the Pledged Assets or any part thereof or otherwise dispose of the Pledged Assets in the ordinary course of its business, including any Sale and Lease Back Transaction, in the ordinary course of the Pledgors’ business; provided, however, that such transfers or assignments are permitted by the applicable provisions of the Indenture (each such transfer under this subparagraph (iii), a “Permitted Transfer”); provided, however, that (a) the prior written consent of the Pledgee shall be required for the transfer or disposition of Pledged Assets whose replacement value is greater than the original cost of the applicable Pledged Assets, and (b) upon the making of any Permitted Transfer, the Pledged Collateral on the portion of the Pledged Assets being transferred shall automatically cease and be released; provided, further, that any goods or proceeds that the Pledgors receive or are entitled to receive as consideration for such Permitted Transfer (including the right to collect and receive such consideration) shall form part of the Pledged Assets as provided in this Agreement; and (iv) collect and receive any and all payments, distributions or any other amounts derived from or related to the Pledged Assets and use the proceeds of any Permitted Transfers of the Pledged Assets in the ordinary course of its business, in each case, only to the extent that any such action would not result (or could not reasonably be expected to result) in a breach of, or conflict with, the terms and conditions of the Note Issuance Documents. Upon the occurrence of a Default or an Event of Default, all rights of the Pledgors under this paragraph (a) shall automatically terminate, and the Pledgee may follow the enforcement procedure provided in the Clause Seventh.

The Parties hereby agree that (i) the Pledged Assets shall be located where it is necessary and/or convenient for the Pledgors to conduct their respective activities in the ordinary course of their business; (ii) as consideration for any Permitted Transfer of any of the Pledged Assets, the Pledgors shall receive at least the market value of such Pledged Assets; and (iii) the Pledgors may only carry out Permitted Transfers in accordance with the terms and subject to the conditions set forth in this Agreement and the other Note Issuance Documents.

(b)  Inspection Rights. Pursuant to Section 362 of the Law, the Pledgee (or any other Person or individuals designated by the Pledgee) shall have the right, upon reasonable prior notice but in any event at least 2 (two) Business Days prior thereto, during normal business hours and at the exclusive cost and expense of the Pledgors, to visit and enter any place of business of the Pledgors where the Pledged Assets are located, upon authorization of the relevant Pledgor, and inspect the Pledged Assets, in order to verify the Pledgors’ compliance with the Note Issuance Documents, make field visits, examine, inspect and audit the books and records of the Pledgors solely related to the Pledged Assets, and obtain copies or extracts of records, publications, orders, receipts and correspondence or any other information of the Pledgors solely with respect to or relating to the Pledged Assets, and to discuss the affairs, finances and condition of the Pledged Assets, with the independent officers and accountants of the Pledgors. The Pledgors shall cooperate with the Pledgee in the performance of such visits and inspections, and the Pledgee shall not impede, endanger, obstruct or interfere with the ordinary course of business of the Pledgors during such visits and inspections, provided that the Pledgors shall, to the extent possible, make the Pledgee aware of any actions of the Pledgor or its representatives, which may contravene the provisions of this paragraph. Notwithstanding the foregoing, in the event of a Default, an Event of Default or an emergency situation, the Pledgee shall have the right to enter any of the Pledgors’ places of business during non-business hours and without any prior notice or warning.

(c)  Insurance. Pursuant to Article 360 of the Law, the Pledgors shall maintain or cause to be maintained insurance with respect to all Pledged Assets in accordance with the provisions of the Note Issuance Documents; provided, however, that all insurance policies with respect to the Pledged Assets shall be duly issued in favor of the Pledgee as beneficiary of any indemnity, as preferred beneficiary and/or additional insured, as applicable. Any amounts received by way of insurance shall form part of the Pledged Assets and shall be applied by the Pledgee to the payment of the Secured Obligations.

(d)  Liability upon the Pledged Assets. The Pledgors shall be liable for any claims, actions, obligations, losses, damages, liabilities, costs and expenses, including taxes, arising out of or relating to the Pledged Assets and, in connection with the foregoing events, to act in the manner provided, among others, in subitem (a), items i and ix, of Clause Fourth.

(e)  Absolute Rights. The rights, remedies and remedies of Pledgee under this Agreement are absolute and unconditional, regardless of the creation, perfection, substitution, release or failure to perfect any other security or any release, modification or waiver, or consent with respect to any security, with respect to the payment and performance of all or any of the Secured Obligations; any single or partial exercise of such rights, remedies, remedies or powers shall not preclude any other present or future exercise thereof.

(f)  Cumulative Rights. (i) The Pledged Collateral pursuant to this Agreement shall remain in full force and effect whether or not the Pledgors or any other Person, on this date or at any time thereafter, grant any security interest in respect of the payment and performance of all or any portion of the Secured Obligations; and (ii) the rights and remedies of the Pledgee and the Secured Parties under this Agreement or under the other Note Issuance Documents (y) are cumulative and in addition to, and not exclusive of, any rights, remedies or remedies available to the Pledgee and/or any Secured Party under applicable law or the provisions of this Agreement and/or the other Note Issuance Documents; and (z) are not conditioned upon or contingent upon the exercise by the Pledgee and/or any Secured Party of any of its rights, actions or remedies under this Agreement and/or the other Note Issuance Documents against any of the Pledgors or any other Person.

Sixth. Event of Default. In the event of the occurrence and continuance of an Event of Default, (i) any and all rights of the Pledgors under paragraph (a) of Clause Fifth shall automatically cease and terminate; provided, however, that all obligations of the Pledgors shall remain in full force and effect and shall be performed exclusively by the Pledgors, and (ii) any and all rights arising out of or relating to the Pledged Assets shall be exercised exclusively by the Pledgee in accordance herewith and in a manner consistent with the applicable provisions of the Indenture, (iii) the Pledgee shall have the exclusive right to collect and receive any and all proceeds, payments, distributions or other amounts or consideration derived or resulting from, or related to, the Pledged Assets, and apply them to the payment of the Secured Obligations in accordance with the Note Issuance Documents; and (iv) the Pledgee shall have the right to enforce the security interest over the Pledged Assets in accordance with the provisions of the Clause Seventh of this Agreement, and to exercise its rights in any other manner as provided by Law.

Seventh. Execution.

(a)  The Pledgors hereby expressly and irrevocably authorize the Pledgee, in the event of an Event of Default, to foreclose on the Pledged Assets and to initiate the extrajudicial or judicial foreclosure proceeding in accordance with the applicable provisions of Book Five, Title Three Bis, Chapters I and/or II of the Commercial Code, as the case may be, in order to obtain payment of the Secured Obligations in full and to seek delivery and physical possession of the Pledged Assets by means of such proceeding.

(b)  Pursuant to the provisions of Articles 1414 bis and 1414 bis 17 of the Commercial Code and Articles 361, 362 and 363 of the Law, the Parties hereby agree that valuation of the Pledged Assets, the Pledgors hereby expressly and irrevocably authorize the Pledgee, so that, at the exclusive cost of the Pledgors, it may obtain an appraisal of the Pledged Assets prepared by the Mexican credit institution or appraisal firm of recognized prestige in Mexico designated for such purposes by the Pledgee, whose fees and expenses shall be paid by the Pledgors.

(c)  The Pledgors hereby covenant and agree that they shall, shall perform and/or cause to be performed any and all acts and/or initiate any and all proceedings that may be necessary to facilitate the foreclosure and sale of the Pledged Assets in accordance with applicable law. The Pledgors further undertake to perform or cause to be performed any other acts that may be necessary to expedite the sale or sales of all or part of the Pledged Assets, and to sign and execute any documents and carry out any other actions and measures that the Pledgee may deem necessary or advisable for such sale to be carried out in compliance with applicable law. In addition, the Pledgors expressly agree and consent that all cash and/or proceeds derived from the sale of the Pledged Assets shall be held and applied by the Pledgee for the payment of the Secured Obligations in accordance with applicable law and in the order required under the Note Issuance Documents. For purposes of clarity, the Pledgee shall have no obligation to question or investigate the sufficiency of any amounts received by it with respect to the Pledged Assets.

In addition to the provisions of the Note Issuance Documents, any amounts resulting from the sale of any of the Pledged Assets shall be applied by the Pledgor in the order provided in the Note Issuance Documents, but in advance to the payment of reasonable and documented taxes, fees and expenses incurred by the Pledgor (or the Secured Parties) arising from the sale of the Pledged Assets; it being understood that, if the amounts obtained as a result of a sale pursuant to this Seventh Clause are insufficient, the Pledgors shall pay such taxes, fees and expenses.

Eighth. Capacity of the Collateral Agent. As a predicate to the willingness of the Pledgee and the Secured Parties to enter into the Note Issuance Documents to which each is a party, the Pledgors hereby expressly and irrevocably (i) acknowledge that the Pledgee, in its capacity as Collateral Agent (or any successor agent duly appointed pursuant to the Note Issuance Documents), has the requisite appointments, legal capacity and powers to act on behalf of and for the benefit of the Secured Parties, for all matters relating to or in connection with this Agreement, either directly or through its agents; and (ii) waive their rights to bring or institute any action seeking to challenge the existence, appointment, legal or other capacity and authority of the Pledgee to act for and on behalf of the Secured Parties in all matters arising out of or relating to this Agreement in accordance with the terms of this Agreement and the other Note Issuance Documents. In connection with the performance of its obligations and the exercise of its rights under this Indenture, the Collateral Agent shall enjoy all the rights, prerogatives and benefits set forth in the Indenture, including the right to request instructions from the Trustee or the Secured Parties to perform any acts required to be performed by it under this Indenture. In the event of any conflict between the provisions of the Indenture and this Indenture with respect to the Collateral, the provisions of the Indenture with respect to the performance of the Collateral Agent shall prevail.

Ninth. Taxes and Expenses.

(a)  All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and registration of this Agreement, and in connection with any amendment hereto, as well as for any action, contract, document, instrument or notice taken, drafted, executed or served pursuant to this Agreement, including without limitation, notary public fees and recording fees and expenses, as well as reasonable and documented fees and disbursements of counsel to the Pledgee and the Secured Parties, as well as any reasonable and documented costs and expenses incurred by Pledgee and any of the Secured Parties in the performance of their obligations, and any and all costs and expenses incurred by Pledgee and any of the Secured Parties in the exercise of their rights under this Agreement and in any enforcement proceedings hereunder, shall be borne solely and entirely by the Pledgors, and Pledgee and the Secured Parties shall have no liability whatsoever with respect thereto.

(b)  In the event that, for any reason, the Pledgee pays any such taxes, costs, expenses, fees and/or commissions, the Pledgors shall, within 5 (five) Business Days following the date on which they receive the Pledgee’s request, reimburse the Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal counsel fees and expenses) incurred by the Pledgee , together with any additional amounts necessary for the Pledgee to receive the corresponding resources without considering any taxes it would have been obliged to deliver.

(c)  Any amounts payable to the Pledgee by the Pledgors pursuant to this Clause shall be part of the Secured Obligations secured by the Pledged Collateral.

Tenth. Assignments.

(a)  The rights and obligations under this Agreement may not be assigned or transferred by the Pledgors without the prior written consent of the Pledgee.

(b)  The Pledgee may assign or transfer, in whole or in part, its rights under this Agreement upon simple written notice to the Pledgors, but without requiring their consent to such assignment or transfer, provided that such assignment or transfer is permitted under the Note Issuance Documents. The Pledgors agree to cooperate in good faith and in a reasonable manner with the Pledgee in connection with any assignment, transfer, sale and/or participation of the Pledgee under this Agreement in accordance with the terms of the Note Issuance Documents. In addition, at the time any Pledgor receives a notice of assignment from the Pledgee, the relevant Pledgor shall perform any other act as may be necessary to maintain the validity and perfection of the pledge created by this Agreement.

Eleventh. Novation; Modifications; Waivers. Neither the execution of this Agreement nor the creation of the Pledged Collateral contemplated herein shall constitute novation, modification or payment of the Secured Obligations.

This Agreement may only be amended by the written consent of the Pledgors and the Pledgee.

Any waiver of any provision of this Agreement, and any consent to any deviation by the Pledgors from the terms of this Agreement, shall be valid and effective only if in writing and duly executed by the Pledgee; provided that, in any event, such waiver or consent shall be effective only with respect to the instance and for the specific purpose for which it was given. The lack of, or delay in the exercise of any rights, powers or privileges, or the performance by the Pledgee of any obligation to do or not to do hereunder, shall in no event constitute a waiver thereof; nor shall the partial or sole exercise of any rights of the Pledgee preclude the future exercise of the same or any other rights of the Pledgee.

Twelfth. Notices. All notices, claims and requests submitted or required to be submitted by the Parties pursuant to or in connection with this Agreement shall be in writing. All notices shall be deemed to have been duly given when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) via e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered at the following addresses, and shall be deemed to have been effectively delivered upon receipt or refusal of delivery, as indicated on the acknowledgment of receipt or receipt of such courier service.

To Pledgors:

Paseo de la Reforma Av. No. 243, 26th floor

Colonia Cuauhtémoc, zip code 06500

Mexico City, Mexico

Telephone: [***]

Attention: CEO - Andres Conesa Labastida and CFO - Ricardo Javier Sanchez Baker

E-mails: [***]

With copy, not constituting notification, to:

Sainz Abogados, S.C.

Boulevard Manuel Ávila Camacho 24, 21st floor

Lomas de Chapultepec, P.C. 11000

Mexico City, Mexico

Telephone: [***]

Attention: Alejandro Sainz Orantes / Santiago Alessio Robles

E-mails: [***]

To the Pledgee:

UMB Bank, N.A., as Collateral Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Telephone: [***]

Attention: Julius Zamora

E-mail: [***]

With copy, without constituting notification, to:

Holland & Knight México, S.C.

Paseo de la Reforma 343, 28th floor

Juárez, Cuauhtémoc 06600

Mexico City, Mexico

Attention: Alejando Landa Thierry / Aldo González Melo

E-mail: [***]

and

Ritch, Mueller and Nicolau, S.C.

Pedregal Av. 24 10th floor

Miguel Hidalgo, Molino del Rey, 11040

Mexico City, Mexico

Attention: Luis A. Nicolau Gutiérrez

E-mail: [***]

As long as a change of address is not notified in accordance with the provisions of this Clause, any notification, notice or any other communication, whether judicial or extrajudicial, which is carried out at any of the addresses mentioned above, shall be fully effective.

Thirteenth. Additional Obligations. The Pledgors shall, at any time and from time to time, at their sole cost and expense, timely execute and deliver all instruments and/or documents, and carry out any actions that may be necessary or convenient, or that the Pledgee may request, in order to perfect, protect and/or maintain the Pledged Collateral in accordance with this Agreement and/or to protect and preserve the Pledged Assets (or any part thereof), and/or to enable the Pledgee to exercise and enforce its rights, actions and remedies under this Agreement in relation to the Pledged Assets or any part thereof, including without limitation, to take any action and/or to institute any and all proceedings that may be necessary in order to cause the Pledgee (for the benefit of the Secured Parties) to sell the Pledged Assets or any part thereof.

Fourteenth. Independence of Provisions. If any provision of this Agreement is declared void or unenforceable by a court of competent jurisdiction, such provision shall be considered separately from the other provisions of this Agreement so as not to affect the validity of the other provisions of this Agreement.

Fifteenth. Exhibits. All documents attached to this Agreement or referred to herein are an integral part of this Agreement as if they were inserted.

Sixteenth. Headings. The headings of each Clause of this Agreement are for reference purposes only and shall have no effect on the meaning or interpretation of such Clause or this Agreement.

Seventeenth. Copies. This Agreement shall be executed in 6 (six) copies, which, together, shall be considered as a single agreement, and shall be effective until such time as 1 (one) or more of said copies is subscribed by each of the Parties and delivered to the other party.

Eighteenth. Jurisdiction, Applicable Law. This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or proceeding arising out of or related to this Agreement, the Parties hereby expressly and irrevocably submit to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights to any other jurisdiction that may be applicable to them by virtue of their present or future domiciles or for any other reason.

IN VIRTUE OF THE FOREGOING, the Parties sign and execute this Agreement on November 14, 2024.

[Signature page follows]

Pledgors

Grupo Aeroméxico, S.A.B. de C.V.

By:	/s/ Ernesto Gómez Pombo	By:	/s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo		Name: Daniel Martínez Martínez
Position: Legal Representative		Position: Legal Representative

Aerovías de México, S.A. de C.V.

By:	/s/ Ernesto Gómez Pombo	By:	/s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo		Name: Daniel Martínez Martínez
Position: Legal Representative		Position: Legal Representative

Aerolitoral, S.A. de C.V.

By:	/s/ Ernesto Gómez Pombo	By:	/s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo		Name: Daniel Martínez Martínez
Position: Legal Representative		Position: Legal Representative

Aerovías Empresa de Cargo, S.A. de C.V.

By:	/s/ Ernesto Gómez Pombo	By:	/s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo		Name: Daniel Martínez Martínez
Position: Legal Representative		Position: Legal Representative

PLM Premier, S.A.P.I. de C.V.

By:	/s/ Ernesto Gómez Pombo	By:	/s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo		Name: Daniel Martínez Martínez
Position: Legal Representative		Position: Legal Representative

Signing page of the Non-Possessory Pledge Agreement dated November 14, 2024, executed between Grupo Aeroméxico, S.A.B. de C.V., Aerovías de México, S.A. de C.V., Aerolitoral, S.A. de C.V., Aerovías Empresa de Cargo, S.A. de C.V. and PLM Premier, S.A.P.I. de C.V., as pledgors and UMB Bank, National Association, as Collateral Agent on behalf of and for the benefit of the Secured Parties, as pledgee.

The Pledgee

UMB Bank, National Association, in its capacity as Collateral

Agent, on behalf of and for the benefit of the Secured Parties

By:	/s/ Paulina López Velazco
Name: Paulina López Velazco
Position: Legal Representative